EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form SB-2 of our audit reports for the year ended December 31, 2001, dated January 15, 2002; and for the year ended December 31, 2002 dated February 4, 2003, relating to the financial statements of Biomoda, Inc. We also consent to the reference to our Firm under the caption "Experts".

/S/ HINKLE & LANDERS, P.C.

Hinkle & Landers, P.C.
Albuquerque, New Mexico
Date: February 4, 2005